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EX-21.1
SUBSIDIARIES OF REGISTRANT



                                                                    EXHIBIT 21.1


                                 LIFEF/X, INC.
                                 SUBSIDIARIES


The following is a list of the parent and its subsidiary, reflecting ownership and the state of incorporation:


                                                             % of Voting
                                                              Securities
Parent                          Subsidiaries                     Owned
------                          ------------                 -----------

Lifef/x, Inc.                   Lifef/x Networks, Inc.           100%
 (Nevada)                        (Delaware)




All subsidiaries are included in the consolidated financial statements.

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